EXHIBIT 10.11

AMCORE Financial, Inc.

Net Interest Margin Incentive Plan

Effective July 1, 2001

Table of Contents

I.	Plan Objectives

II.	Plan Overview

III.	Eligible Participants

IV.	Performance Measures

V.	Incentive Calculation

VI.	Award Payments

VII.	Terminations

VIII.	Compensation Management

IX.	Plan Administration, Modification and Adjustment

I.	Plan Objectives

•	Significantly improve earnings by improving Net Interest Margin

•	Improve the net interest margin by reducing high cost funding sources.

•	Provide a consistent focus for business line managers and marketing.

•	Improve earnings per share through revenue growth.

•	Provide total compensation opportunities that are competitive within the industry.

•	Provide a form of retention incentive for these key managers.

II.	Plan Overview

Historically return on equity (ROE) has been the performance focal point for AMCORE (organization). We have been relatively successful as an organization at improving this financial measure, but are still minimally below peer median. In order to move to a high performing ROE, the focus of the organization needs to be on improving our net interest margin. The net interest margin is impacted by funding costs and pricing of assets.

The plan will begin on July 1, 2001 and conclude on December 31, 2004.

III.	Eligible Participants

Eleanor Doar, Marketing Director & Senior Vice President (effective January 1, 2003 eligible for years two and three)

Bruce Lammers, Chief Operating Officer & Executive Vice President

Joseph McGougan, President-AMI & Executive Vice President

These individuals are in key roles that influence the primary driver of the financial engine of the company, Net Interest Margin. It is not envisioned that any additional participants will become a part of this plan going forward.

IV.	Performance Measures

Financial Management Services will calculate the net interest margin on the last quarter of each plan year on the report “AMCORE Core Analysis of Net Interest Income”. The peer group has been defined as the “proxy peers”.

The performance years are discreet:

•	Year 1 – July 1, 2001- June 30, 2002

•	Year 2 – January 1 –December 31, 2003

•	Year 3 - January 1 –December 31, 2004

V.	Incentive Calculations

Refer to Exhibits I and II for the number of shares of stock awarded based on performance. A threshold performance must be attained without reducing assets and liabilities of the bank before there is a payout. The threshold for each performance year is as follows:

•	Year 1 - 80% of median proxy peer net interest margin
•	Year 2 - 85% of median proxy peer net interest margin
•	Year 3 - 90% of median proxy peer net interest margin

VI.	Award Payments

Plan payouts will be in shares of stock based on performance results as identified in the exhibits. The stock price for settling the award will be the average share price for the last twenty business days of the plan.

The payout will be weighted:

•	Year 1 - 20% of target shares

•	Year 2 - 30% of target shares

•	Year 3 - 50% of target shares

The AFI Board of Directors’ Compensation Committee retains the right to reduce the amount of the award if the participants reduce the core assets and liabilities of the bank; and/or adjust the amount of the award if circumstances arise that are outside the scope of the participants’ control.

Payouts will be subject to normal tax withholding and payable as soon as possible following the close of the plan term, December 31, 2004.

VII.	Terminations:

Participants must be employed on the date of payment to receive a payout.

VIII.	Compensation Management

Participants in this Plan are eligible to receive merit increases to base salary based on overall performance, according to the merit guidelines in place at the time.

IX.	Plan Administration, Modification and Adjustment

Financial Management Services

•	Incentive payment budgeting, forecasting and accruals in coordination with Accounting.

•	Calculation of awards

•	Plan cost-benefit justification.

Human Resources

•	Plan general administration.

•	Review and approve payment data submitted for payroll processing.

•	Test plan annually for competitiveness and effectiveness.

Any modifications, amendments or adjustments to the Plan or any of its key provisions will be at the discretion of the Plan Sponsor, subject to the approval of the Internal Compensation Committee.

IN WITNESS WHEROF, this Plan Document has been approved and is effective as of the date and year indicated below.

Effective date of plan: July 1, 2001 – December 31, 2004